Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”) made the 22nd day of October, 2003 is entered into by and among ePresence, Inc., a Massachusetts corporation (“Seller”), Unisys Corporation, a Delaware corporation (“Purchaser”), and William P. Ferry (“Employee”).

Background

A.	Seller and Employee are parties to an Employment Agreement dated as of February 4, 1997, as amended as of June 13, 1997, October 16, 1998, December 8, 1998, November 16, 2000, October 15, 2001 and May 8, 2003 (the “Employment Agreement”).

B.	Section 14 of the Employment Agreement provides that “This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the [Seller] may be merged or which may succeed to its assets or business ”

C.	Purchaser and Seller are parties to an Asset Purchase Agreement, dated as of October 22, 2003 (the “Purchase Agreement”), which provides, among other things, for Seller to sell to Purchaser the assets of Seller used in carrying out Seller’s security and identity management solutions and services business (the “Business”) and for Purchaser to offer employment to certain employees of Seller whose primary job responsibilities relate to the Business.

D.	The Purchase Agreement expressly provides that Purchaser will not assume or agree to perform the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties agree as follows:

1.    Employee (a) acknowledges that Seller will not assign and Purchaser will not assume or agree to perform the Employment Agreement and therefore agrees that, solely with respect to Purchaser, from and after the date of the Closing under the Purchase Agreement, Section 14 of the Employment Agreement shall be deemed amended to provide that the Employment Agreement shall not be binding upon or inure to the benefit of Purchaser, (b) agrees that any rights he may have under or with respect to the Employment Agreement are enforceable solely against Seller and not against Purchaser, and (c) agrees that neither Seller’s entry into Section 7.3(f) of the Purchase Agreement nor the parties’ entry into this Agreement shall constitute a breach by the Seller of Section 14 of the Employment Agreement.

IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date set forth above.

/s/ WILLIAM P. FERRY
William P. Ferry

EPRESENCE, INC.

By:	/s/ RICHARD M. SPAULDING
Name: Richard M. Spaulding Title: SVP & CFO

UNISYS CORPORATION

By:	/s/ SCOTT A. BATTERSBY
Name: Scott A. Battersby Title: Vice President & Treasurer